CNL Strategic Residential Credit, Inc. 10-12G

Exhibit 10.11

FORM OF SEED STOCK PURCHASE AGREEMENT

THIS SEED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the ___ of ___, 2025, by and between CNL Strategic Residential Credit, Inc., a Maryland Corporation, a Maryland Corporation (the “Company”), and Balbec Capital Holdings, L.P. (“Purchaser”).

WHEREAS, the Company desires to issue, and Purchaser desires to acquire, shares of common stock of the Company as herein described, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Purchase and Sale of Stock. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, _____shares of the Class E Shares of common stock of the Company (the “Stock”) at $25.00 per share, for an aggregate purchase price of _____ payable in cash.

The closing hereunder, including payment for and delivery of the Stock, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2.	Limitations on Transfer. Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with applicable securities laws. Purchaser hereby further acknowledges that Purchaser may be required to hold the Stock purchased hereunder indefinitely. During the period of time during which Purchaser holds the Stock, the value of the Stock may increase or decrease, and any risk associated with the Stock and such fluctuation in value shall be borne by Purchaser.

3.	Restrictive Legends. Any certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

a.	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; and

b.	Any legend required by applicable state “blue sky” securities laws.

4.	Investment Representations. In connection with the purchase of the Stock, Purchaser represents to the Company the following:

a.	Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is purchasing the Stock as an investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

b.	Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

c.	Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from registration with respect to such subsequent transfer is available. Purchaser understands that any certificates evidencing the Stock will be imprinted with the legend(s) set forth above which prohibit(s) the transfer of the Stock unless the Stock is registered or registration is not required in the opinion of counsel for the Company.

d.	Purchaser is familiar with the provisions of Rule 144 under the Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. The Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

e.	Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not satisfy the current public information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 even if it satisfies the minimum holding period requirement.

f.	Purchaser has substantial knowledge regarding, and experience in, financial and business matters, including knowledge and experience in investing in and evaluating transactions of securities in companies similar to the Company. Purchaser is capable of evaluating the risks and merits of its investment in the Stock and has the capacity to protect its own interests. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that the Company has not conducted any business to date, and that it may never successfully conduct a business, and that an investment in the Company and the Stock is highly speculative and subject to substantial risks, including the loss of the entire investment.

5.	Miscellaneous.

a.	Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns.

b.	Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

c.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

CNL Strategic Residential Credit, Inc.

By:
	Name:	Chirag J. Bhavsar
	Title:	Chief Executive Officer

PURCHASER

Balbec Capital Holdings, L.P.

By:
	Name:	Jeff Padden
	Title:	Manager

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